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 CUSIP No. 756577 10 2


                                                                       Exhibit J

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Red Hat Software, Inc.

         EXECUTED as a sealed instrument this 13th day of February, 2001.

                         GREYLOCK IX LIMITED PARTNERSHIP

                         By:  Greylock IX GP Limited Partnership
                              General Partner

                              By:          /S/ WILLIAM W. HELMAN
                                 ---------------------------------------------
                                  William W. Helman
                                  Co-Managing General Partner

                         GREYLOCK IX GP LIMITED PARTNERSHIP


                         By:               /S/ WILLIAM W. HELMAN
                            --------------------------------------------------
                              William W. Helman
                              Co-Managing General Partner

                                           /S/ WILLIAM W. HELMAN
                            --------------------------------------------------
                              William W. Helman

                                           /S/ WILLIAM S. KAISER
                            --------------------------------------------------
                              William S. Kaiser


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